State of Delaware

                        Office of the Secretary of State
                                                                          PAGE 1

                                   ----------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.", A FLORIDA CORPORATION, WITH AND INTO "ACCUFACTS PRE-EMPLOYMENT SCREENING, INC." UNDER THE NAME OF "ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF SEPTEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                     [SEAL]


                                        /s/ EDWARD J. FREEL
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2945487 8100M                           AUTHENTICATION: 9338995

9814385107                              DATE:           10-06-98

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/30/1998
                                                          981385107 - 2945487


                              CERTIFICATE OF MERGER

                                       OF

                    ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.

                                       AND

                    ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.



     It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

     (i) ACCUFACTS PRE-EMPLOYMENT SCREENING, INC., which is incorporated under the laws of the State of Florida ("ACCUFACTS FLORIDA"); and

     (ii) ACCUFACTS PRE-EMPLOYMENT SCREENING, INC., which is incorporated under the laws of the State of Delaware ("ACCUFACTS DELAWARE").

     2. A Plan and Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance wit the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by ACCUFACTS FLORIDA, in accordance with the laws of the State of its incorporation, and by ACCUFACTS DELAWARE, in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

     3. The Certificate of Incorporation of ACCUFACTS DELAWARE shall be its Certificate of Incorporation.

     4. The Plan and Agreement of Merger is on file at ACCUFACTS DELAWARE, at 6 Greene Street, New York, New York 10013, and will be provided upon request.

     5. The authorized shares of ACCUFACTS FLORIDA are 25,000,000 shares, with a par value of $.00l each.

     3. The name of the surviving corporation in the merger herein certified is ACCUFACTS PRE-EMPLOYMENT SCREENING, INC., which will continue its existence as said surviving corporation under its present name.


Dated: September 23, 1998               ACCUFACTS PRE-EMPLOYMENT
                                         SCREENING, INC. (A Florida Corporation)



                                        By: /s/ PHILIP LUIZZO
                                            ------------------------------------
                                            Philip Luizzo
                                            Capacity: President



Dated: September 23, 1998               ACCUFACTS PRE-EMPLOYMENT
                                         SCREENING, INC. (A Florida Corporation)



                                        By: /s/ PHILIP LUIZZO
                                            ------------------------------------
                                            Philip Luizzo
                                            Capacity: President




                                       -2-


                                                                     Exhibit 3.1

                                State of Delaware

                        Office of the Secretary of State

                                                                          PAGE 1


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                                     [SEAL]


                                        /s/ EDWARD J. FREEL
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2945487 8100                            AUTHENTICATION: 9308496

981361241                               DATE:           09-18-98

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/26/2998
                                                          981361241 - 2945487



                          Certificate of Incorporation

                                       of

                    Accufacts Pre-Employment Screening, Inc.



     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

     1. Name. The name of the corporation is AccuFacts Pre-Employment Screening Inc. (hereinafter called the "Corporation").

     2. Address; Registered Agent. The address of the Corporation's registered office is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, New Castle County, City of Wilmington, State of Delaware 19805; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3. Nature of Business; Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000), of which fifty million (50,000,000) shares are to be Common Stock, with a par value of $.01 per share ("Common Stock"), and five million (5,000,000) shares are to be Preferred Stock, with a par value $.01 per share ("Preferred Stock").

     Preferred Stock. A. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof. Such authority of the Board of Directions with respect to each such series shall include, but not be limited to, the determination of the following:

          (i) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (ii) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

          (iii) whether or not the shares of such series shall be subject to redemption by the corporation and the times, prices, and other terms and conditions of such redemption;

          (iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative no the application thereof;

          (v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of the stock of the corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

          (vii) the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the corporation or upon any distribution of its assets; and

          (viii) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

          B. All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

     5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Gary A. Schonwald, Esq., Frankfurt, Garbus, Klein & Selz, P.C., 488 Madison Avenue, New York, NY 10022.

     6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

     7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made or amended by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

     8. Compromise and Arrangements. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement at the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9. Liability of Directors. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of sub-section (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     10. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended, indemnify all persons whom it may indemnify pursuant thereto.

     IN WITNESS WHEREOF, this Certificate has been signed on this 16th day of September, 1998 and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.



                                      /s/ GARY A. SCHONWALD
                                      ------------------------------------------
                                      Gary A. Schonwald, Esq., Sole Incorporator